Exhibit 4.2

NEITHER THIS WARRANT NOR ANY SECURITIES ISSUED UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  NEITHER THIS WARRANT NOR ANY SECURITIES ISSUED UPON EXERCISE HEREOF MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH TRANSACTION UNDER SAID ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GROTE MOLEN, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.  ALL SECURITIES ISSUED UPON EXERCISE HEREOF SHALL CONTAIN A LEGEND SUBSTANTIALLY IN THE FORM HEREOF.
Right to Purchase up to
[________] Shares of
Common Stock
 of Grote Molen, Inc.
No. W-[___]
GROTE MOLEN, INC.
Common Stock Purchase Warrant
This Warrant (the "Warrant") is issued by Grote Molen, Inc., a Nevada corporation (the "Company"), to [___________], a [__________] (the "Holder").
The Company hereby certifies that, for value received, the Holder, or his, her or its successors or registered assigns, is entitled, subject to the conditions and other terms set forth below, at any time or from time to time during the five-year period commencing December 1, 2016 and expiring at 5:00 p.m., Mountain time, on the Expiration Date (as hereinafter defined), to purchase from the Company up to [___________] fully paid and nonassessable shares of Common Stock, $0.001 par value per share (the "Common Stock"), of the Company (the "Warrant Shares"), at an exercise price of $0.70 per share (the "Purchase Price").  The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant.
As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term "Expiration Date" shall mean November 30, 2021.
(b) The term "Issue Date" shall mean December 1, 2016.
1. Exercise of Warrant.
(a) Subject to the terms and conditions hereof, the Warrant is exercisable in whole or in part, on one or more occasions, by surrendering this Warrant (with the annexed Notice of Exercise at the end hereof duly executed), together with payment of the Purchase Price for the Warrant Shares purchased by certified check or money order payable to the order of the Company, to the Company at its offices (or such other place as may be the Company's principal offices from time to time) as set forth in the Notice of Exercise attached hereto, or at such other place as is designated in writing by the Company, and subject to satisfaction of the terms and conditions hereof, Holder shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased.
(b) The rights represented hereby are exercisable at the option of Holder, in whole or in part (but not as to fractional Warrant Shares), subject to the terms of this Warrant.  In the case of the purchase of less than all the Warrant Shares purchasable hereunder, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the Warrant Shares purchasable hereunder.  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.
2. Delivery of Stock Certificates on Exercise.  As soon as practicable after the exercise of this Warrant, and in any event within five business days thereafter, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value (as determined in good faith by the Board of Directors), of one full share (less such fractional exercise price with respect to such shares), such exercise pursuant to Section 1 or otherwise.
3. Adjustment for Reorganization, Reclassification, Consolidation, Merger Etc.
(a) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, in each such case the Holder, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, reclassification, consolidation, merger or sale, as the case may be, shall receive, in lieu of the Common Stock (or other consideration) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which the Holder would have been entitled upon such consummation as the case may be, if the Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

(b) Upon any reorganization, reclassification, consolidation, merger or sale referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, reclassification, consolidation or merger, as the case may be, and shall be binding upon the issuer of any such stock or other securities.
4. Adjustment for Extraordinary Events.  In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide or reclassify its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect.  The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4.  The Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would be issuable on such exercise as of immediately prior to such issuance by a fraction of which (i) the numerator is the Purchase Price in effect immediately prior to such issuance and (ii) the denominator is the Purchase Price in effect on the date of such exercise.
5. No Impairment.  The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment due to such event.  Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise, (b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of the Warrant from time to time outstanding, and (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall, pursuant to Section 4 hereof, expressly assume in writing and will be bound by all the terms of this Warrant (except where the consideration with respect to such merger is cash or publicly-listed securities).

6. Chief Financial Officer's Certificate as to Adjustments.  In each case of any adjustment or readjustment in the shares of Common Stock issuable on the exercise of the Warrant, the Chief Financial Officer of the Company will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment, the Purchase Price resulting therefrom and the increase or decrease, if any, or the number of shares purchasable at such price upon exercise of the Warrant, and showing in detail the facts and computation upon which such adjustment or readjustment is based.  The Company will forthwith mail a copy of each such certificate to each registered holder of this Warrant, and will, on the written request at any time of the Holder, furnish to the Holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.
7. Notices of Record Date.  In the event of
(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or
(b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to, or consolidation or merger of the Company with or into, any other person, or
(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or deliver or cause to be mailed or delivered to the registered holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made.  Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or a favorable vote of stockholders if either is required.  Such notice shall be mailed at least 15 days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier.
8. Reservation of Stock Issuable on Exercise of Warrant.  The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock from time to time issuable on the exercise of this Warrant.

9. Transfer of Warrant.  Subject to applicable federal and state securities laws, the transfer of this Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company referred to below by the Holder in person or by the Holder's duly authorized attorney, upon surrender of this Warrant properly endorsed.  Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner and holder hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the registration of transfer hereof on the books of the Company; and until due presentment for registration of transfer on such books the Company may treat the registered holder hereof as the owner and holder for all purposes, and the Company shall not be affected by notice to the contrary.
10. Register of Warrant.  The Company shall maintain, at its principal office (or such other office as it may designate by notice to the Holder), a register for its warrants in which the Company shall record the name and address of the person in whose name a warrant has been issued, as well as the name and address of each transferee and each prior owner of such warrant.
11. Exchange of Warrant.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 13, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.
12. Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity  agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor; provided, however, if the registered holder of this Warrant is the original holder of this Warrant on the Issue Date, its nominee, or any of its officers, directors or general partners, and this Warrant is lost, stolen or destroyed, the affidavit of the President, a director or a general partner of the registered holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnity bond or other security shall be required as a condition to the execution and delivery by the Company of a new Warrant in replacement of such lost, stolen or destroyed Warrant other than the registered holder's written agreement to indemnify the Company.
13. Warrant Agent.  The Company may, by written notice to the registered holder of this Warrant, appoint an agent having an office in the United States, for the purpose of issuing Common Stock on the exercise of the Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 11, and replacing this Warrant pursuant to Section 12, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

14. Registration Rights.  If, at any time during the period commencing with the date hereof and continuing through the Expiration Date, the Company shall determine to prepare and file with the United States Securities and Exchange Commission (the "SEC") a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company's stock option or other employee benefit plans, then the Company shall deliver to the Purchaser a written notice of such determination and, if within twenty (20) days after the date of the delivery of such notice, the Purchaser shall so request in writing, the Company shall at its expense include in such registration statement all or any part of the warrants represented by this Agreement (or the common stock acquired pursuant to exercise of such warrants) which the Purchaser requests to be registered; provided, however, that the Company shall not be required to register any Shares pursuant to this Section 14 that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective registration statement.
15. Remedies.  The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.
16. Closing of Books.  The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock issued or issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of this Warrant.
17. No Rights or Liabilities as a Stockholder.  This warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.  No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
18. Notices.  All notices and other communications from the Company to the registered holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, or delivered by a nationally-recognized overnight courier service, at the address of the Holder as shown on the books of the Company or such other address as may have been furnished to the Company in writing by the Holder.
19. Representations of Holder.  Holder, by acceptance hereof, hereby represents and warrants to the Company that:
 (a) This Warrant has been, and upon exercise the Warrant Shares will be, acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Holder further represents that Holder does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to this Warrant or any of the Warrant Shares.

 (b) Holder understands that this Warrant and the Warrant Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Holder's representations as expressed herein.  Holder understands that this Warrant and Warrant Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Holder must hold this Warrant and the Warrant Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Holder acknowledges that the Company has no obligation to register or qualify this Warrant or the Warrant Shares, or the stock into which they may be converted, for resale.  Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for this Warrant and the Warrant Shares, and on requirements relating to the Company which are outside of Holder's control, and which the Company is under no obligation and may not be able to satisfy.
 (c) Holder understands that the Warrant Shares and any securities issued in respect of or exchange for the Warrant Shares, may bear one or all of the following legends:
(i)  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."
(ii)  Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.
20. Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.  This Warrant shall be governed by and construed in accordance with the general corporate laws of the State of Nevada.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
[Signatures appear on the following page]

Dated as of [___________], 2016.

The Company:	GROTE MOLEN, INC.

By: __________________________________
Name: John Hofman
Title: President and CEO

Holder:	By: __________________________________

NOTICE OF EXERCISE
To:	Grote Molen, Inc. ________________________ ________________________
The undersigned hereby elects to purchase ______________ shares of Common Stock of Grote Molen, Inc. pursuant to the terms of the attached Warrant and payment of the Purchase Price per share required under such Warrant accompanies this notice.
The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.
WARRANTHOLDER:
__________________________________________
(Signature)
Name: ____________________________________

Address:                __________________________________________

__________________________________________

Date: __________________

Name in which shares should be registered:

___________________________________

FORM OF ASSIGNMENT
(To be signed only upon transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto  ______________________________________ the right represented by the within Warrant to purchase ________________ shares of Common Stock of GROTE MOLEN, INC. to which the within Warrant relates, and appoints _________________________ Attorney to transfer such right on the books of GROTE MOLEN, INC. with full power of substitution in the premises.

Dated:
__________________________________________
 (Signature must conform to name of holder as specified on the face of the Warrant)

___________________________________________

 ___________________________________________
(Address)

Signed in the presence of:

_____________________________

_____________________________